AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado life insurance company (“G-WL&A”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and as the principal underwriter of the Contracts (“UNDERWRITER”), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund

AIM V.I. Basic Balanced Fund

AIM V.I. Basic Value Fund

AIM V.I. Blue Chip Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Capital Development Fund

AIM V.I. Core Equity Fund

AIM V.I. Demographic Trends Fund

AIM V.I. Diversified Income Fund

AIM V.I. Government Securities Fund

AIM V.I. Growth Fund

AIM V.I. High Yield Fund

AIM V.I. International Growth Fund

AIM V.I. Large Cap Growth Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Money Market Fund

AIM V.I. Premier Equity Fund

AIM V.I. Real Estate Fund

AIM V.I. Small Cap Equity Fund

AIM V.I. Core Stock Fund

AIM V.I. Dynamics Fund

AIM V.I. Financial Services Fund

AIM V.I. Global Health Care Fund

AIM V.I. Leisure Fund

AIM V.I. Small Company Growth Fund

AIM V.I. Technology Fund

AIM V.I. Total Return Fund

AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS	FORM NUMBERS

Future Funds Series Account	GTDAMF92 Vol
GTGAMF92 ER
GTMSG184-1
GTSAMF191

COLI VUL – 2 Series Account	J355
COLI VUL – 7 Series Account	J350

Charles Schwab & Co., Inc.	J444MMFAPP
Schwab Variable Annuity	J444SAAPP
J434VAROR

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Jim A. Coppedge	By:	/s/ Robert H. Graham
Name:	Jim A. Coppedge	Name:	Robert H. Graham
Title:	Assistant Secretary	Title:	President

A I M DISTRIBUTORS, INC.

Attest:	/s/ P. Michelle Grace	By:	/s/ Gene L. Needles
Name:	P. Michelle Grace	Name:	Gene L. Needles
Title:	Assistant Secretary	Title:	President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Attest:	/s/ Ryan Logsdon	By:	/s/ Chris Bergeon
Name:	Ryan Logsdon	Name:	Chris Bergeon
Title:	Sr. Associate Counsel	Title:	VP

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